Exhibit 10.1


                               TECO ENERGY, INC.
                          1996 EQUITY INCENTIVE PLAN

                           Nonstatutory Stock Option


      TECO  Energy, Inc. (the "Company") grants to ___________________________
(the "Optionee") a nonstatutory stock option and limited stock appreciation rights (the "Option") dated __________________, 199___ under the Company's
1996 Equity Incentive Plan (the "Plan"). Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

      1. Grant of Stock Option. Pursuant to the Plan and subject to the terms and conditions set forth in this Option, the Company hereby grants to the Optionee the right and option to purchase from the Company ________ shares of Common Stock at a price of $_____ per share. This Option may be exercised in whole or in part with respect to a number of whole shares, at any time and from time to time after the date hereof and prior to the expiration of ten years from the date hereof (the "Expiration Date"), except as otherwise provided herein.

      This  Option  will  not  be  treated  as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

      2. Exercise and Payment. To exercise this Option, the Optionee will deliver written notice to the Secretary of the Company specifying the date of this Option, the number of shares as to which this Option is being exercised, and a date not later than thirty days after the date of delivery of the notice when the Optionee will take up and pay for such shares. On the date specified in such notice, the Company will deliver to the Optionee one or more certificates for the number of shares purchased against payment therefor in cash or by certified check or in such other form as the Committee may approve.

      3. Limited Stock Appreciation Rights. The Company grants to the Op-tionee a limited stock appreciation right (a "Limited Right") with respect to each share subject to an option to purchase hereunder (the "Related Option"). Upon exercise of a Limited Right, the Related Option will terminate, and upon exercise of a Related Option, the corresponding Limited Right will terminate. Limited Rights will be exercisable to the same extent and upon the same terms as the Related Options, except that a Limited Right may be exercised only during a 90-day period beginning on the first day following a Change in Control, as defined below, and if the Optionee is a Reporting Person, no Limited Right may be exercised within six months after the date hereof.

      Upon exercise of a Limited Right, the Optionee will be entitled to receive a cash payment equal to the excess of (i) the highest per share price paid for shares of Common Stock in the transaction constituting a Change in Control as described in subsections (a), (c) or (d) below, or in the case of a Change in Control described in subsection (b) below which does not occur in






                                                                  Exhibit 10.1

connection with such a transaction, the average trading price of shares of Common Stock on the New York Stock Exchange, such other national securities exchange on which such shares are admitted to trade or the National Associa-tion of Securities Dealers Automated Quotation System, during the thirty-day period ending on the date immediately preceding the Change of Control over
(ii) the exercise price per share of the Related Option.

      For purposes of this Option, a "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

            (b) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Option), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (a), (c) or (d) of this Section 3) whose election by the Board of Directors of the Company or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

            (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or








                                                                  Exhibit 10.1

            (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      4. Termination of Employment. If the Optionee's employment with the Company or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee (an "Affiliate") terminates for any reason (a "Termination of Employment"), this Option will be exercisable for the longest applicable period provided below. This Option will terminate, and no rights will be exercisable hereunder, after the expiration of the applicable exercise period.

            (a) The Optionee may exercise the rights available under this Option at the time of Termination of Employment for a period of three months thereafter, but in no event after the Expiration Date.

            (b) If Termination of Employment occurs because of disability, the Optionee or the Optionee's guardian or legal representative may exercise the rights available under this Option at the time of Termination of Employment at any time on or before the later of (i) twelve months after the Termination of Employment or (ii) the Expiration Date. The Committee will determine whether and when Termination of Employment because of disability has occurred for purposes of this Option.

            (c) If Termination of Employment occurs for any reason on or after the age at which benefits are payable to the Optionee without reduction for commencement of such benefits before normal retirement age under the TECO Energy Group Retirement Plan (or any successor thereto), or any earlier age that the Committee determines will constitute a normal retirement for purposes
o f this Option, the Optionee (or the Optionee's guardian or legal representative or, after death, the Optionee's Designated Beneficiary under the Plan or, if none has been designated, those entitled to do so by the Optionee's will or the laws of descent and distribution) may exercise the rights available under this Option at the time of Termination of Employment at any time on or before the Expiration Date.

            (d) Upon the death of the Optionee at any time while this Option is exercisable, the Optionee's Designated Beneficiary under the Plan or, if none has been designated, those entitled to do so by the Optionee's will or the laws of descent and distribution, may exercise the rights available under this Option at the time of death for a period of twelve months thereafter or, if Termination of Employment occurs because of death, at any time on or before the later of (i) twelve months after the date of death or (ii) the Expiration Date.

      The Committee will determine whether an authorized leave of absence constitutes Termination of Employment for purposes of this Option.








                                                                  Exhibit 10.1

      5. Adjustment of Terms. In the event of corporate transactions affecting the Company's outstanding Common Stock, the Committee will equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder to the extent provided by the Plan.

      6. No Transfer. This Option will not be transferable other than by will or the laws of descent and distribution and will be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

      7. Securities Laws. The purchase of any shares by the Optionee upon exercise of this Option will be subject to the conditions that (i) the Company may in its discretion require that a registration statement under the Securities Act of 1933 with respect to the sale of such shares to the Optionee will be in effect, and such shares will be duly listed, subject to notice of issuance, on any securities exchange on which the Common Stock may then be listed, (ii) all such other action as the Company considers necessary to comply with any law, rule or regulation applicable to the sale of such shares to the Optionee will have been taken and (iii) the Optionee will have made such representations and agreements as the Company may require to comply with applicable law.

      8. Withholding Taxes. The Optionee will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the exercise of the Option or Limited Right no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at fair market value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

      9.    The  Committee.    Any  determination  by  the Committee under, or
interpretation of the terms of, this Option or the Plan will be final and binding on the Optionee.

      10. Limitation of Rights. The Optionee will have no rights as a shareholder with respect to any shares subject to this Option until such shares are issued and delivered against payment therefor. The Optionee will have no right to continued employment by virtue of this Option.

      11. Amendment. The Company may amend, modify or terminate this Option, including substituting another Award of the same or a different type and changing the date of realization, provided that the Grantee's consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Grantee.










                                                                  Exhibit 10.1

      11. Governing Law. This Option will be governed by and interpreted in accordance with the laws of Florida.

                                          TECO ENERGY, INC.



                                          By ______________________
                                                Title









































